WORLD FUNDS TRUST485BPOS

Exhibit 99.(j)(10)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the World Funds Trust and to the use of our report dated May 31, 2022 on the financial statements and financial highlights of Philotimo Focused Growth and Income Fund, a series of shares of beneficial interest in World Funds Trust. Such financial statements and financial highlights appear in the March 31, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

July 27, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐1A of our report dated June 9, 2023, relating to the financial statements and financial highlights of Philotimo Focused Growth and Income Fund, a series of World Funds Trust, for the year ended March 31, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Cleveland, Ohio
July 27, 2023